EXECUTION VERSION

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE ABL-NOTES INTERCREDITOR AGREEMENT, DATED AS OF OCTOBER 5, 2017 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG UNISYS CORPORATION, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL TRUSTEE, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, AND CERTAIN OTHER PERSONS WHICH MAY BE OR BECOME PARTIES THERETO OR BECOME BOUND THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS SECURITY AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

SECURITY AGREEMENT

Dated as of October 5, 2017

by

UNISYS CORPORATION
as Borrower,

and

EACH OTHER GRANTOR
FROM TIME TO TIME PARTY HERETO

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

ACTIVE 224657829v.9

-i-

-ii-

ANNEXES AND SCHEDULES
Annex 1    Form of Pledge Amendment
Annex 2    Form of Joinder Agreement
Annex 3    Form of Intellectual Property Security Agreement
Schedule 1    Commercial Tort Claims
Schedule 2    Filings
Schedule 3    Pledged Collateral
Schedule 4    Intellectual Property
Schedule 6    Letter-of-Credit Rights

-iii-

SECURITY AGREEMENT, dated as of October 5, 2017, by Unisys Corporation (the “Borrower”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with the Borrower, the “Grantors”), in favor of JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent (in such capacity, together with its successors and permitted assigns, “Administrative Agent”) for the Lenders, the Issuing Banks and each other Secured Party (each as defined in the Credit Agreement referred to below).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the other Loan Parties (as defined in the Credit Agreement) parties thereto, the Lenders and Issuing Banks from time to time party thereto and JPMorgan, as Administrative Agent, the Lenders and the Issuing Banks have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders and the Issuing Banks to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to Administrative Agent.
NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuing Banks and Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuing Banks to make their respective extensions of credit to the Borrower thereunder, each Grantor and Administrative Agent hereby agree as follows:
ARTICLE 1
DEFINED TERMS
Section 1.1.     Definitions.
(a)    Capitalized terms used herein without definition are used as defined in the Credit Agreement.
(b)    The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “documents”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.
(c)    The following terms shall have the following meanings:
“Agreement” means this Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office or the United States Copyright Office, as applicable.
“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement.
“Collateral” has the meaning specified in Section 3.1.
“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.
“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.
“Excluded Assets” means each of the following:
(i)    any (A) real property located outside of the United States, (B) real property located in the United States with a Fair Market Value less than $2,500,000, (C) real property located at 3199 Pilot Knob Road, Eagan, Minnesota and (D) leasehold interests in real property; provided that no local filings or other steps shall be required to perfect a security interest in fixtures other than in conjunction with the filing of mortgages or deeds of trust for real property as required by the Loan Documents;
(ii)    any lease, license, contract, property right or agreement to which any Grantor is a party, and any of its rights or interests thereunder, if and to the extent that a security interest is (A) prohibited by or in violation of any law, rule or regulation applicable to any Grantor, or (B) will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, property right or agreement (other than to the extent that any such law, rule, regulation, term, provision or condition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of the relevant jurisdiction or any other applicable law or principles of equity); provided that any such lease, license, contract, or agreement shall cease to be an Excluded Asset and the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable, and to the extent severable, shall attach immediately to any portion of such lease, license, contract, or agreement not subject to the prohibitions specified in subclauses (A) and (B) of this clause (ii); provided, further, that the exclusions referred to in this clause (ii) shall not include any monies due or to become due from or proceeds of any such lease, license, contract, property right or agreement;
(iii)    any deposit account solely and exclusively used for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any Plan or employee benefit agreement;
(iv)    accounts receivable and related assets transferred or purported to be transferred in a Permitted Sales-Type Lease Transaction; provided, that the exclusion referred to in this clause (iv) shall not include any proceeds of any such transaction;
(v)    assets, with respect to which any applicable law prohibits the creation or perfection of security interests therein (other than to the extent that any such law would be rendered ineffective with respect to the creation of the security interest in the Collateral pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that any such asset shall cease to be an Excluded Asset and the Collateral shall include (and such security interest shall attach) immediately at such time as the legal prohibition shall no longer be applicable, and to the extent severable, shall attach immediately to any portion of such asset not subject to the prohibitions specified in this clause (v); provided, further, that the exclusion referred to in this clause (v) shall not include any monies due or to become due from or proceeds of any such asset;
(vi)    deposit or checking accounts with balances below $1,000,000, to the extent that the aggregate balance of all such deposit and checking accounts does not at any one time exceed $10,000,000 (it being understood that any deposit or checking account that is subject to an account control agreement in favor of the Administrative Agent shall not constitute an “Excluded Asset”);
(vii)    any motor vehicles, vessels and aircraft, or other property subject to a certificate of title;
(viii)    any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;
(ix)    cash or Cash Equivalents securing one or more reimbursement obligations under letters of credit or surety bonds, which letters of credit and surety bonds are otherwise not Obligations or Non-ABL Priority Lien Obligations, all to the extent permitted under the Credit Agreement;
(x)    Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited by the documents governing such joint venture;
(xi)    any of the outstanding Equity Interests of a CFC or FSHCO in excess of 65% of the voting power of all classes of Equity Interests of such CFC or FSHCO entitled to vote; provided that immediately upon the amendment of the Code from time to time, to allow the pledge of a greater percentage of voting power of Equity Interests in a CFC or FSHCO without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of Equity Interests of each CFC or FSHCO held by such Grantor; provided that for purposes of this clause (xi), the term “Equity Interests” includes all interests in a CFC or FSHCO treated as equity for U.S. federal income tax purposes; and
(xii)    any assets subject to a Permitted Lien described in Section 6.01(d), (e), (g) or (m) (with respect to clauses (d), (e) and (g) thereof) of the Credit Agreement, and proceeds thereof, to the extent that (and only for so long as) the documents governing the related Indebtedness prohibit other Liens on such assets; provided that such assets (i) shall automatically cease to be Excluded Assets at such time as the documents governing such Indebtedness no longer prohibit other Liens on such assets and (ii) shall not be Excluded Assets to the extent that the documents governing such Indebtedness permit the granting of a Lien for the benefit of the Secured Parties junior to the Lien pursuant to such documents;

provided, that no asset or property shall be an Excluded Asset (other than pursuant to clauses (iv), (ix) or (xii) above) if it is pledged to secure any other Indebtedness or any obligations or liability under any Title IV Plan, Multiemployer Plan or Benefit Plan of the Borrower or any Grantor.
“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.
“Pledged Certificated Stock” means all certificated securities and any other Equity Interests of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Equity Interests listed on Schedule 3 that are certificated.
“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.
“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all instruments evidencing Indebtedness described on Schedule 3, issued by the obligors named therein.
“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments.
“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.
“Pledged Uncertificated Stock” means any Equity Interests of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 3, to the extent such interests constitute Equity Interests that are not certificated. .
“Receivables” means the accounts, chattel paper, documents, investment property, instrument sand other rights or claims to receive money which are general intangibles or which are otherwise included as collateral.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Administrative Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.
Section 1.2.     Certain Other Terms.
(a)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. References herein to an Annex, Schedule,

Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.
(b)    Other Interpretive Provisions.
(i)    Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.
(ii)    The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(iii)    Certain Common Terms. The term “including” is not limiting and means “including without limitation.”
(iv)    Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.
(v)    Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.
(vi)    Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
ARTICLE 2
[RESERVED]
ARTICLE 3
GRANT OF SECURITY INTEREST
Section 3.1.     Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests (to the extent of such right, title or interest) is collectively referred to as the “Collateral”:

(a)    all accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, Intellectual Property, instruments, inventory, investment property, letters of credit, letter of credit rights and any supporting obligations related to any of the foregoing;
(b)    the commercial tort claims described on Schedule 1 and on any supplement thereto received by Administrative Agent pursuant to Section 5.8;
(c)    all books and records pertaining to the other property described in this Section 3.1;
(d)    all cash or Cash Equivalents;
(e)    all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;
(f)    all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and
(g)    to the extent not otherwise included, all proceeds of the foregoing.
Notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Assets and Excluded Assets shall not be deemed to constitute “Collateral”. If any property of any Grantor shall cease to be “Excluded Assets”, a Lien on and security interest shall be deemed immediately granted thereon under this Agreement in favor of the Administrative Agent for the benefit of the Secured Parties and such property shall constitute “Collateral” hereunder.

Section 3.2.     Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby grants to Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
Each Grantor hereby represents and warrants each of the following to Administrative Agent and the other Secured Parties:
Section 4.1.     Title; No Other Liens; Enforceability. Except for the Lien granted to Administrative Agent pursuant to this Agreement and other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or Pledged Certificated Stock and (b) has the power to grant a security interest in each item of Collateral granted by it hereunder. This Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 4.2.     Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of Administrative Agent for the benefit of the Secured Parties in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Administrative Agent in completed and duly authorized form), (ii) with respect to any deposit account, the execution of Control Agreements, (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient for perfection, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to Administrative Agent over such letter-of-credit rights and (v) with respect to any items of Collateral constituting an interest in Real Estate, the completion of all steps necessary for the creation and/or a perfection of a security interest therein. Such security interest shall be prior to all other Liens on the Collateral as to which perfection and priority is governed by the UCC except for Permitted Liens having priority over Administrative Agent’s Lien by operation of law or permitted pursuant to subsection 6.01(a) (solely in the case of any “Shared Collateral” (as defined in the Intercreditor Agreement)), 6.01(d), 6.01 (e), 6.01(g), 6.01(i), 6.01(o), 6.01(w), or 6.01(z), or 6.01(aa) of the Credit Agreement.
Section 4.3.     Pledged Collateral.
(a)    Schedule 3 lists (i) all Pledged Stock of such Grantor and (ii) all Pledged Debt Instruments of such Grantor having a face amount in excess of $4,000,000.
(b)    The Pledged Stock pledged by such Grantor hereunder is listed on Schedule 3, and in the case of Pledged Stock in a Subsidiary of such Grantor (i) constitutes that percentage of the issued and outstanding equity of each class of each issuer thereof as set forth on Schedule 3, and (ii) has been duly authorized and validly issued, and is fully paid and nonassessable (to the extent such concepts are applicable thereto).
(c)    Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Collateral, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Collateral to the same extent as such Grantor and, in the case of Pledged Stock, shall be entitled to participate in the management of the issuer of such Pledged Stock to the same extent as such Grantor and, upon the transfer of the entire interest of such Grantor, such Grantor shall cease to be a holder of such Pledged Collateral.
Section 4.4.     Accounts and Chattel Paper.
(a)    No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to Administrative Agent, properly endorsed for transfer, to the extent delivery is required by subsection 5.5(a) or (b) or by electronic chattel paper for which such Grantor has not taken the steps required by subsection 5.5(e).

(b)    The names of the obligors, amounts owing, due dates and other information with respect to its accounts and chattel paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each account or each item of chattel paper arises, such Grantor shall be deemed to have represented and warranted that such account or chattel paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.
(c)    With respect to all of its accounts, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately delivered as required pursuant to Section 5.11 of the Credit Agreement; and (iii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.
(d)    With respect to accounts of the Borrower, except as specifically disclosed on the most recent Borrowing Base Certificate, all accounts are Eligible Accounts.
Section 4.5.     Intellectual Property.
(a)    Schedule 4 lists (i) all registered Intellectual Property owned by such Grantor in its own name and (ii) all IP Licenses under which a Grantor is the exclusive licensee of registered Intellectual Property owned by a third party.
(b)    All Material Intellectual Property is unexpired and has not been abandoned, and to the knowledge of Grantor, is valid and enforceable. All Material Intellectual Property does not infringe the Intellectual Property rights of any other Person except as would not reasonably be expected to have a Material Adverse Effect.
(c)    Except with respect to ordinary course office actions issued with respect to pending applications by the United States Patent and Trademark Office and similar offices, no holding, decision or judgment has been rendered by any Governmental Authority which as of the date hereof would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that would reasonably be expected to have a Material Adverse Effect.
(d)    No action or proceeding is pending, or to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a Material Adverse Effect on any Intellectual Property.
Section 4.6.     Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (other than commercial tort claims that have requested damages of less than $2,000,000 individually or $4,000,000 in the aggregate) are those listed on Schedule 1, which sets forth such information separately for each Grantor.
Section 4.7.     Letter-of-Credit Rights. Schedule 5 lists all letter-of-credit rights of such Grantor in excess of $2,000,000.
Section 4.8.     Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.9.     Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by Administrative Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral except: (i) as may be required under the terms of the Intercreditor Agreement, (ii) as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally, (iii) any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral, (iv) any notices to and or consents of Persons party to any Contractual Obligation as may be required by the terms thereof in connection with any assignment thereof (it being understood that no such notice or consent is required to be given to any Account Debtor in connection with the pledge and/or assignment of any payment obligations of such Account Debtor under any such Contractual Obligations (other than, solely in the case of any Account Debtor that is a Governmental Authority, any notices or other consents required in order for any transferee to directly enforce any interest against such Governmental Authority)), and (v) permits, notices to or filings with Governmental Authorities as may be required in connection with the sale or disposition of any property.
ARTICLE 5
COVENANTS
Each Grantor agrees with Administrative Agent to the following, as long as any Commitment remains in effect, or any Letter of Credit, Loan or other Secured Obligations (other than contingent Secured Obligations to the extent no claim giving rise thereto has been asserted) which is accrued and payable remains unpaid and unsatisfied:
Section 5.1.     Maintenance of Perfected Security Interest; Further Documentation and Consents.
(a)    Such Grantor shall not use or permit any Collateral to be used in violation of: (i) any provision of any Loan Document or (ii) any Requirement of Law or any policy of insurance covering the Collateral if such violation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(b)    Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons. Such Grantor will maintain books and records with respect to the Collateral owned by it as required pursuant to Section 5.09(a) of the Credit Agreement, and will furnish to the Administrative Agent such statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request.
(c)    At any time and from time to time, upon the reasonable written request of Administrative Agent (at the sole expense of such Grantor), such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including the filing of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as Administrative Agent may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of

Administrative Agent of any material Contractual Obligation, including any material IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and using its commercially reasonable efforts to deliver any Control Agreements with respect to deposit accounts and securities accounts included in the Collateral.
(d)    Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, and (ii) in respect to other Permitted Liens. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement described in subclause (i) of this clause (d) without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
Notwithstanding any of the foregoing, the Grantors that are Domestic Subsidiaries (including the Borrower) are not required to take any actions under the laws of any jurisdiction outside of the United States to create, perfect or protect the Liens securing the Secured Obligations; provided, that this limitation shall not apply (and such Grantor shall take such actions) to the extent that such Grantor takes any such actions for the benefit of any other Indebtedness of the Grantors.
Section 5.2.     Pledged Collateral.
(a)    Delivery of Pledged Collateral. Such Grantor shall (i) deliver to Administrative Agent, in suitable form for transfer and in form and substance satisfactory to Administrative Agent, (A) all Pledged Certificated Stock and (B) all Pledged Debt Instruments having a face amount in excess of $4,000,000, and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.
(b)    Event of Default. During the continuance of an Event of Default, Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.
(c)    Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI and subject to the limitations set forth in the Credit Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.
(d)    Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would result in any violation of any provision of any Loan Document.
Section 5.3.     Accounts and other Receivables.
(a)    Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
(b)    Except as otherwise provided in this Agreement, such Grantor will make commercially reasonable efforts to collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.
(c)    Such Grantor will deliver to the Administrative Agent immediately upon its request during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.
Section 5.4.     Commodity Contracts. Such Grantor shall not have any commodity contract unless subject to a Control Agreement.
Section 5.5.     Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.
(a)    If any amount in excess of $4,000,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument, such Grantor shall deliver such instrument to Administrative Agent, together with such endorsements in-blank as may be reasonably requested by the Administrative Agent. If an Event of Default has occurred and is continuing, if requested by the Administrative Agent, the Grantors shall deliver originals of all instruments constituting Collateral to the Administrative Agent.
(b)    With respect to any tangible chattel paper included in the Collateral, each Grantor shall use efforts to deliver such tangible chattel paper to the Administrative Agent, duly endorsed in blank; provided, that such delivery requirement shall not apply to (i) any tangible chattel paper having a face amount of less than $7,500,000 and (ii) any tangible chattel paper relating to accounts receivable payable by a Person that is not a Grantor that are due to a Grantor within 60 days of sale and that arise in the ordinary course of business pursuant to forms of sales documentation containing a grant or reservation of security interest clause in favor of a Grantor; provided, further, however, that at any time that an Event of Default has occurred and is continuing such Grantor shall at the request of Administrative Agent (i) mark all such tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of JPMorgan Chase Bank, N.A., as Administrative Agent” and/or (ii) deliver all such tangible chattel paper to the Administrative Agent, duly endorsed in blank.
(c)    Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than Administrative Agent or the Collateral Trustee (so long as such grant to the Collateral Trustee is subject to the terms of the Intercreditor Agreement).
(d)    If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $2,000,000, such Grantor shall promptly (and in any event on or prior to the date by which financial statements are required to be delivered with respect to the fiscal quarter in which the Grantor became the beneficiary of such letter of credit) notify Administrative Agent thereof and use commercially reasonable efforts to enter into a Contractual Obligation with Administrative Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC).

Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to Administrative Agent.
(e)    If any amount payable under or in connection with any of the Collateral owned by any Grantor shall be evidenced by or become evidenced by electronic chattel paper or any transferable record in an amount in excess of $7,500,000, such Grantor shall promptly notify Administrative Agent thereof and, upon Administrative Agent’s request, take all commercially reasonable steps necessary to grant the Administrative Agent control of such electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
Section 5.6.     Intellectual Property.
(a)    If any Grantor shall become the owner of any registered Intellectual Property (not already identified on Schedule 4), such Grantor shall promptly (and in any event on or prior to the date by which financial statements are required to be delivered with respect to the fiscal quarter in which the Grantor became the owner of such registered Intellectual Property) execute and deliver to the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent and suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all such registered Intellectual Property of such Grantor.
(b)    Unless such Grantor determines that the use, pursuit or maintenance of such Trademark, Patent, Copyright or Trade Secret is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not reasonably be expected to have a Material Adverse Effect, such Grantor shall (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Administrative Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby: (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property becomes publicly available or otherwise unprotectable.
(c)    Unless such Grantor determines that the use, pursuit or maintenance of such registration or recordation is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not reasonably be expected to have a Material Adverse Effect, such Grantor shall (i) notify Administrative Agent promptly if it knows that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office); and (ii) take all actions that are commercially reasonable to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.
(d)    Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person.  In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto.
Section 5.7.     Notices. Such Grantor shall promptly notify Administrative Agent in writing of its acquisition of any interest hereafter in property that is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.
Section 5.8.     Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire or have any commercial tort claim with requested damages in excess of $2,000,000 individually or $4,000,000 in the aggregate, (i) such Grantor shall, promptly (but in any event no later than the next date for delivery of financial statements under Section 5.01(a) or (b) of the Credit Agreement), deliver to Administrative Agent, in each case in form and substance satisfactory to Administrative Agent, a notice of the existence and nature of such commercial tort claims and a supplement to Schedule 1 containing a specific description of such commercial tort claims, (ii) Section 3.1 shall apply to such commercial tort claims and (iii) such Grantor shall execute and deliver to Administrative Agent, in each case in form and substance satisfactory to Administrative Agent, any document, and take all other action, deemed by Administrative Agent to be reasonably necessary or appropriate for Administrative Agent to obtain, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.8 shall, after the receipt thereof by Administrative Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.
Section 5.9.     Federal, State or Municipal Claims. If at any time that an Assignment of Claims Trigger Event, a Default or an Event of Default has occurred and is continuing and the Administrative Agent shall so request, each Grantor will execute and deliver to the Administrative Agent such documents, agreements and instruments, and will take such further actions (including, without limitation, the taking of necessary actions under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.)), which the Administrative Agent may, from time to time, reasonably request, in respect of accounts and general intangibles constituting Collateral and owing by any government or instrumentality or agency thereof.
Section 5.10.     No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.
ARTICLE 6
REMEDIAL PROVISIONS
Section 6.1.     Code and Other Remedies.
(a)    UCC Remedies. During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this

Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.
(b)    Disposition of Collateral. Without limiting the generality of the foregoing, Administrative Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys): (i) enter upon the premises where any Collateral is located during normal business hours, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on Administrative Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (or enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Administrative Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.
(c)    Management of the Collateral. Each Grantor further agrees that during the continuance of any Event of Default, (i) at Administrative Agent’s request, it shall assemble the Collateral (including any books and records) and make it available to Administrative Agent at places that Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, Administrative Agent also has the right to require that each Grantor store and keep any Collateral pending further action by Administrative Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until Administrative Agent is able to sell, assign, convey or transfer any Collateral, Administrative Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Administrative Agent and (iv) Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Administrative Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Administrative Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Administrative Agent.
(d)    Application of Proceeds. Administrative Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of Administrative Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by Administrative Agent of any other amount required by the Intercreditor Agreement or any Requirement of Law, need Administrative Agent pay the surplus, if any, to any Grantor.
(e)    Direct Obligation. Neither Administrative Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against,

any Grantor, any other Loan Party or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of Administrative Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Administrative Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(f)    Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Administrative Agent to do any of the following:
(i)    fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by Administrative Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;
(ii)    fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;
(iii)    fail to exercise remedies against Account Debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;
(iv)    advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;
(v)    exercise collection remedies against Account Debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Administrative Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Administrative Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;
(vi)    dispose of assets in wholesale rather than retail markets;
(vii)    disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)    purchase insurance or credit enhancements to insure Administrative Agent against risks of loss, collection or disposition of any Collateral or to provide to Administrative Agent a guaranteed return from the collection or disposition of any Collateral.
Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on Administrative Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.
(g)    IP Licenses. For the purpose of enabling Administrative Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Administrative Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, to use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all Real Estate of such Grantor.
Section 6.2.     Accounts and Payments in Respect of General Intangibles.
(a)    In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by Administrative Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Administrative Agent, in a Cash Collateral Account, subject to withdrawal by Administrative Agent as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for Administrative Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(b)    At any time during the continuance of an Event of Default:
(i)    each Grantor shall, upon Administrative Agent’s request, deliver to Administrative Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify Account Debtors that the accounts or general intangibles have been collaterally assigned to Administrative Agent and that payments in respect thereof shall be made directly to Administrative Agent; and
(ii)    Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles and, in its own name or in the name of others, communicate with Account Debtors to verify with them to Administrative Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, Administrative Agent may at any time enforce such Grantor’s rights against such Account Debtors and obligors of general intangibles.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
Section 6.3.     Pledged Collateral.
(a)    Voting Rights. During the continuance of an Event of Default, upon notice by Administrative Agent to the relevant Grantor or Grantors, Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(b)    Dividends and Payments on Pledged Collateral. During the continuance of an Event of Default, all dividends, distributions and other payments in respect of any Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
(c)    Proxies. In order to permit Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions on account of Equity Interests that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Administrative Agent all such proxies, dividend payment orders and other instruments as Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the release in full of the liens granted hereunder.
(d)    Authorization of Issuers. Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to comply with any instruction received by it from Administrative Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying.
Section 6.4.     Proceeds to be Turned over to and Held by Administrative Agent. If (x) the Administrative Agent has delivered one or more “springing notices” in accordance with Section 5.11 of the Credit Agreement or (y) an Event of Default has occurred and is continuing and the Administrative Agent has requested the Grantors to segregate Collateral in accordance with this Section 6.4, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and, if requested by the Administrative Agent, shall, promptly upon receipt by any Grantor, be turned over to Administrative Agent in the exact form received (with any necessary endorsement). If (x) the Administrative Agent has delivered one or more “springing notices” in accordance with Section 5.11 of the Credit Agreement or (y) an Event of Default has occurred and is continuing and the Administrative Agent has elected to hold all cash or Cash Equivalents constituting Collateral in a Cash Collateral Account, all Collateral constituting cash or Cash Equivalents received by the Administrative Agent shall be held by Administrative Agent in a Cash Collateral Account. All proceeds being held by Administrative Agent in a Cash Collateral Account (or by such Grantor in trust for Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.
Section 6.5.     Sale of Pledged Collateral.
(a)    Each Grantor recognizes that Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.
(b)    Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to Administrative Agent and other Secured Parties, that Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Administrative Agent.
Section 6.6.     Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorney employed by Administrative Agent or any other Secured Party to collect such deficiency.
ARTICLE 7
ADMINISTRATIVE AGENT
Section 7.1.     Administrative Agent’s Appointment as Attorney-in-Fact.
(a)    Each Grantor hereby irrevocably constitutes and appoints Administrative Agent and any Related Party thereto, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents at any time that an Event of Default shall be continuing, and, without limiting the generality of the foregoing, each Grantor hereby gives Administrative Agent and its Related Parties the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:
(i)    in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that Administrative Agent may request to evidence, effect, publicize or record Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);
(iv)    execute, in connection with any sale provided for in Section 6.1 or 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v)    (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes with respect to any Collateral and, in connection therewith, give such discharges or releases as Administrative Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes and do, at Administrative Agent’s option, at any time or from time to time, all acts and things that Administrative Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.
(vi)    If any Grantor fails to perform or comply with any Contractual Obligation contained herein, Administrative Agent, at its option, but without any obligation to do so, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.
(b)    The expenses of Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in subsection 2.13(d) of the Credit Agreement, from the date of payment by Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Administrative Agent on demand.
(c)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released. Nothing in this Section 7.1 shall relieve such Grantor of any of its obligations under the Credit Agreement, this Agreement or any other Loan Document.
Section 7.2.     Authorization to File Financing Statements. Each Grantor authorizes Administrative Agent and its Related Parties, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as Administrative Agent reasonably determines appropriate to perfect the security interests of Administrative Agent under this Agreement, and such financing statements and amendments may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for Administrative Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.
Section 7.3.     Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of Administrative Agent under this Agreement with respect to any action taken by Administrative Agent or the exercise or non-exercise by Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Administrative Agent and the Grantors, Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.
Section 7.4.     Duty; Obligations and Liabilities.
(a)    Duty of Administrative Agent. Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Administrative Agent deals with similar property for its own account. The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s interest in the Collateral and shall not impose any duty upon Administrative Agent to exercise any such powers. Administrative Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, Administrative Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Administrative Agent in good faith.
(b)    Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Party thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on Administrative Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
Section 7.5.     Account Verification. The Administrative Agent may at any time (but only after providing the Borrower 3 Business Days’ prior notice thereof or such lesser time as may be agreed to by the applicable Grantor, unless an Event of Default has occurred and is continuing, in which case no notice shall be required), in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the

Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, accounts, instruments, chattel paper, payment intangibles and/or other Receivables.
ARTICLE 8
MISCELLANEOUS
Section 8.1.     Reinstatement. Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.
Section 8.2.     Release of Collateral.
(a)    At the time provided in subsection 9.02(c) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)    If Administrative Agent shall be directed or permitted pursuant to subsection 9.02(c) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, subsection 9.02(c). In connection therewith, Administrative Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.
(c)    At the time provided in subsection 9.02(c) of the Credit Agreement and at the request of the Borrower Representative, a Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Grantor shall be sold to any Person that is not an Affiliate of the Borrower or the Subsidiaries of the Borrower in a transaction permitted by the Loan Documents.
Section 8.3.     Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations. If any Secured Obligation is not paid when due, or upon any Event of Default, Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor, any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.
Section 8.4.     No Waiver by Course of Conduct.No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.
Section 8.5.     Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by Administrative Agent and each Grantor directly affected thereby.
Section 8.6.     Additional Grantors; Additional Pledged Collateral.
(a)    Joinder Agreements. If, at the option of the Borrower or as required pursuant to Section 5.14 of the Credit Agreement, the Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Administrative Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Effective Date.
(b)    Pledge Amendments. If any Pledged Collateral is acquired by a Grantor after the Effective Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes Administrative Agent to attach each Pledge Amendment to this Agreement.
Section 8.7.     Notices. All notices, requests and demands to or upon Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in Section 9.01.
Section 8.8.     Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent.
Section 8.9.     Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
Section 8.10.     Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.
Section 8.11.     Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OR CHOICE OF LAW PRINCIPLES).
Section 8.12.     Intercreditor Agreement. Notwithstanding anything herein to the contrary, until the “Discharge of Priority Lien Obligations” (as used in the Intercreditor Agreement by reference to the definition in the Collateral Trust Agreement), the Grantors shall not have any obligation to deliver any original Collateral pursuant to this Agreement that constitutes “Shared Collateral”. Anything herein to the contrary notwithstanding, the liens and security interests securing the Secured Obligations hereunder, the exercise of any right or remedy with respect thereto, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern and control. It is acknowledged and understood that the Grantors may be required, pursuant to the Intercreditor Agreement or the Collateral Trust Agreement, to grant “control” (within the meaning of the applicable provisions of the UCC) over certain items of Collateral that are also required to be subject to the “control” of the Administrative Agent hereunder. The relative priorities of any Collateral required to be subject to the “control” of multiple secured parties shall be determined in accordance with the Intercreditor Agreement.
Section 8.13.     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PARTY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.
Section 8.14.     Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Grantor executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Administrative Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Administrative Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non‑conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
Section 8.15.     Exercise of Certain Remedies. Administrative Agent agrees that it will not deliver a “notice of exclusive control” or similar documentation under any deposit account control agreement or securities account control agreement except in accordance with Section 5.11 of the Credit Agreement. Administrative Agent agrees that unless an Event of Default has occurred and is continuing, it shall not exercise remedies under the powers granted to it under any Collateral Access Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.
UNISYS CORPORATION,
as a Grantor

By:     /s/ Shalabh Gupta
Name: Shalabh Gupta
    Title: Vice President and Treasurer

UNISYS HOLDING CORPORATION, as a Grantor

By:     /s/ Gary M. Polikoff
Name: Gary M. Polikoff
    Title: President

UNISYS NPL, INC., as a Grantor

By:     /s/ Gary M. Polikoff
Name: Gary M. Polikoff
    Title: President

UNISYS AP INVESTMENT COMPANY I, as a Grantor

By:     /s/ Gary M. Polikoff
Name: Gary M. Polikoff
    Title: President

[Signature Page to Security Agreement]

ACCEPTED AND AGREED
as of the date first above written:

JPMORGAN CHASE BANK, N.A.
    as Administrative Agent

By:     /s/ Annaliese Fisher
Name: Annaliese Fisher
    Title: Authorized Officer

[Signature Page to Security Agreement]